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                                                                       EXHIBIT 2



                             JOINT FILING AGREEMENT


         THIS AGREEMENT, dated as of October 17, 2002, is made by and between SCOTT M. NISWONGER and JOHN A. TWEED (collectively the "Reporting Persons").

         WHEREAS, each Reporting Person may be deemed to be a beneficial owner within the meaning of the Securities Exchange Act of 1934, as amended (the "Act") for purposes of Section 13(d) of the Act regarding certain securities of Landair Corporation (the "Company"), a Tennessee corporation; and

         WHEREAS, each Reporting Person desires to satisfy any filing obligations he may have under Section 13(d) of the Act by filing a single joint
Schedule 13D/A to amend their previous individual Schedule 13D filings.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and in consideration of the mutual benefits to be derived therefrom, the Reporting Persons agree as follows:

         1. They shall jointly file a Schedule 13D/A, pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Act relating the common stock of the Company. The Reporting Persons further agree to file such additional amendments thereto as may be necessary from time to time unless and until either Reporting Person shall give written notice to the other that he wishes to make separate
Schedule 13D filings relating to shares of the Company's common stock.

         2. Each person on whose behalf the Schedule 13D/A or any subsequent amendment is filed shall be responsible for the timely filing of such Schedule 13D filings and any amendments thereto necessitated by the actions or intentions of such person, and each Reporting Person shall be



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responsible for the completeness and accuracy of the information pertaining to him and his actions and intentions.

         3. The Reporting Persons designate Scott M. Niswonger as the Reporting Person who shall be authorized to receive all notices and other communications under this Agreement on behalf of each Reporting Person.

         4. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written hereinabove.


                                             /s/ Scott M. Niswonger

                                             SCOTT M. NISWONGER


                                             /s/  John A. Tweed

                                             JOHN A. TWEED




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                               FIRST AMENDMENT TO
                             JOINT FILING AGREEMENT


         THIS AMENDMENT, dated as of December 23, 2002, is made by and among SCOTT M. NISWONGER ("Niswonger"), JOHN A. TWEED ("Tweed") and LANDAIR ACQUISITION CORPORATION, a Tennessee corporation (herein "LAC").
                                    RECITALS:

         A. Pursuant to Joint Filing Agreement dated October 17, 2002 (the "Joint Filing Agreement"), Niswonger and Tweed have agreed to jointly file a Schedule 13D/A for the purpose of satisfying any reporting obligations required under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), regarding securities of Landair Corporation, a Tennessee corporation (the "Company").

         B. Niswonger and Tweed have now formed LAC for the purpose of acquiring all outstanding stock of the Company not already owned by them.

         C. Niswonger, Tweed and LAC desire that LAC become a party to the Joint Filing Agreement so that Niswonger, Tweed and LAC can jointly satisfy their reporting obligations under the Act with respect to shares of the Company.


         NOW, THEREFORE, in consideration of the foregoing premises, and in consideration of the mutual benefits to be derived therefrom, Niswonger, Tweed and LAC do hereby agree as follows:

         1. LAC hereby accepts and agrees to perform the obligations of a Reporting Person under the Act and agrees to participate jointly with Niswonger and Tweed in fulfilling such obligations from time to time.

         2. Niswonger, Tweed and LAC agree with each other to make such joint filings to Schedule 13D/A, as previously filed by Niswonger and Tweed, and to file such additional amendments thereto as may be necessary from time to time unless and until Niswonger, Tweed or LAC shall give

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written notice to the other parties that he or it wishes to make separate
Schedule 13D filings relating to shares of the Company's common stock.

         3. Niswonger, Tweed and LAC shall be responsible for the timely filing of such Schedule 13D filings and any amendments thereto necessitated by their respective actions or intentions, and Niswonger, Tweed and LAC shall be responsible for the completeness and accuracy of the information pertaining to them individually.

         4. The parties hereby designate Scott M. Niswonger as the Reporting Person who shall be authorized to receive all notices and other communications under this Agreement on behalf of Niswonger, Tweed and LAC.

         5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written hereinabove.


                                                 /s/ Scott M. Niswonger

                                                 SCOTT M. NISWONGER

                                                 /s/  John A. Tweed

                                                 JOHN A. TWEED

                                                 LANDAIR ACQUISITION
                                                 CORPORATION

                                                 By: /s/ John A. Tweed
                                                    ---------------------------
                                                     John A. Tweed
                                                     President